                                                                   Exhibit 10.28

                                   Agreement

                                    between


     Community Technology Fund, Office of Technology Transfer of Community Technology Fund and Center for Advanced Biotechnology (BU) represented by Matt Burns, Heather Tullar, Ashley Stevens and Charles Cantor.

                                      and

     Sequenom, San Diego, CA and Sequenom GmbH, Germany represented by Hubert Koster.

1)   The patents         ***        will be moved from the "Field of Use Limited
License" category to the Exclusive License category, as marked in Exhibit A.

2) As a precondition of Sequenom submitting payment of all retroactive and future patent costs according to Section 3, BU will supply to Sequenom copies of all relevant documents regarding the patent fillings and prosecution of said cases.

3) Sequenom agrees that in the case that a license agreement is entered into between BU and Packard Investments, it will pay retroactive and prospective patent costs in the amount of *** of the "Field of Use Limited License" category (estimated through 6/30/97 to be $95,995.00 divided by 2) and 100% of the "Exclusive License" category (estimated through 6/30/97 to be $80,712.98) immediately upon receipt of documents described in Section 2.

     Should the License Agreement between BU and Packard not be fully executed within ten (10) days of this Letter of Agreement, Sequenom agrees to pay the full cost for retroactive and future patent costs for both the "Field of Use Limited License" category and the "Exclusive License" category as previously described. This payment is due immediately upon both delivery of the documents described in Section 2 and notification of the canceling of the proposed License Agreement between BU and Packard.

     BU will make a good faith effort to recover a pro rata share of previously incurred costs for the "Field of Use Limited License" category in future license agreements and, if successful, will reimburse Sequenom the pro rata share.

4) The Sponsored Research Agreement will be continued from 9/15/96 through 9/14/98 with payments as listed in the letter from Sequenom dated 9/16/97 attached hereto as Exhibit B.

     *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

5) The License Agreement between BU and Sequenom dated 6/1/96 will cover inventions and patents describing developments in the laboratory of Dr. Charles Cantor for the duration of the Sponsored Research Agreement in the field of
                                      ***
     ***        This will be clarified by an addendum to the existing license agreement .
6) The scientific program of collaboration between Sequenom and BU will be formulated and continuously updated by the Principal Investigator and Sequenom.


     Agreed in Boston on October 8, 1997


     /s/  illegible
     ------------------------------------
     Sequenom


     /s/  illegible
     ------------------------------------
     Community Technology Fund


     /s/  illegible
     ------------------------------------
     Office of Technology Transfer

     /s/  illegible
     ------------------------------------
     Center for Advanced Biotechnology

     *** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Invoice
-------

Licensee            Sequenom
Bill Prepared              8/27/97
Law Firm                   Baker & Botts
Agreement Date 7/1/96

Limited Field-of-Use License

          BU Case             Docket                       Services                      Amount
          -------             ------                       --------                      ------
92-42                         0107                         Inception - 5/15/97           $  14,597.25
92-42                         0124                         Inception - 5/15/97           $  24,354.30
92-42                         0162                         Inception - 5/15/97           $   9,384.62
92-42                         0168                         Inception - 5/15/97           $  28,923.45
92-42B                        0186                         Inception - 5/15/97           $  14,677.37
92-42                         0187                         Inception - 5/15/97           $  17,105.36
92-42                         0215                         Inception - 5/15/97           $   6,347.31
92-42                         0217                         Inception - 5/15/97           $   2,679.20
92-42B                        0228                         Inception - 5/15/97           $   8,283.84
92-42                         0325                         Inception - 5/15/97           $   1,245.45
                              ---------------------------- -----------------------   ------------------
                              Total                                                      $ 127,598.15

Exclusive License

92-42C                        0167                         Inception - 5/15/97           $  22,618.71
92-42C                        0216                         Inception - 5/15/97           $   2,672.64
92-42C                        0276                         Inception - 5/15/97           $  10,010.08
92-42C                        0302                         Inception - 5/15/97           $  13,808.90
---------------------------   ---------------------------- -----------------------   ------------------
                              Total                                                      $  49,110.33

                              Grand Total                                                $ 176,708.48
                              -----------                                            ------------------

                              Payments Received            6/27/97                       $ (19,330.05)
                              ----------------------------
                                                           7/27/97                       $ (19,330.05)
                                                                                     ------------------
                              Balance Due                                                $ 138,048.38

September 16, 1997


Charles Cantor
Center for Advanced Biotechnology
Boston University
36 Cummington Street
Boston, MA  02215


Dear Charles,

It was a pleasure having you at our facility in San Diego.

This letter comprises in principle our intention to move forward on a renegotiated Research Agreement in return for a "field of use" on related technology developed in your lab. It includes our budget proposal for the retroactive period including September 1996 through September 1997 and outlines the budget for September 1997 through September 1998.

The following budget proposals include consideration of the August 29, 1997 memo from Matt Barber regarding the lab budgets for 9/96 - 9/97 and 9/97 - 9/98.

1996 - 1997 Budget
------------------

Our attached budget proposal for 1996 - 1997 of $112,454 though less than your budget of $130,903 is a significant increase from our original proposal of $81,657. The salary of the lab manager and reduced supplies are the material items reduced from your proposal.

1997 - 1998 Budget
------------------

Budget restraints require us to reduce your 1997 - 1998 budget proposal. The major items deleted include reducing Dr. Cantor's time reduced to 20% and deleting the Lab Manager and grad student. The supplies and other expenses were also reduced by 45%. The adjusted budget total of $219,013 still represents a major investment over the coming year.

We hope you view this proposal as a significant commitment to continue our valuable relationship with Boston University.

Best Regards,

/s/ Steve Zaniboni

Steve Zaniboni
Vice President, Finance & Administration

CC:  H. Koster
     M. Barber

                                   Sequenom,
                         Boston University Lab Budget
                       September 1996 to September 1997

Salary                                       F.T.E.
     C. Cantor - academic      $155,687           10%       $ 15,667
     C. Cantor - summer        $ 53,000           10%       $  5,300
     J. Cantor - annual        $ 32,887           76%       $  5,100
     A. Hatch - annual         $ 25,000           20%       $  5,101
     C. Smith - academic       $ 84,558          4.5%       $  3,805
     C. Smith - summer         $ 28,600          4.5%       $  1,287
     Secretary                 $ 24,312          4.8%       $  1,167

     Total Salary                                           $ 37,327


Fringe
     23.6% rate                                             $  6,809

     Total Salary & Fringe                                  $ 46,138

Direct Costs
Supplies
     Chemicals                               $ 3,738
     Biochemicals                            $ 4,486
     Radioscopes                             $ 2,243
     Photographic                            $   748
     Disposables                             $ 6,230
                                                            $ 17,444

Other Expenses
     Communications                          $   908
     Equip. Maintenance                      $ 1,997
     Publications                            $   320
     Journals & books                        $   160
     Miscellaneous                           $   171
                                                            $  3,557

Total Direct Costs                                          $ 67,137

Indirect Costs                     67.5%                      45,317

Total Direct and Indirect Costs                             $112,454

                                   Sequenom,
                         Boston University Lab Budget
                       September 1996 to September 1997


Salary                                            F.T.E
      C. Cantor - academic         $162,533              20%    $  32,507
      C. Cantor - summer           $ 55,120              20%    $  11,024
      J. Graber - annual           $  5,236              75%    $   5,236
      C. Smith - academic          $ 87,707             4.5%    $   3,947
      C. Smith - summer            $ 29,744             4.5%    $   1,338
      Post Doc                     $ 28,747             100%    $  28,747
      Secretary                    $ 24,312             5.5%    $   1,337

      Total Salary                                              $  84,136

Fringe

      23.8% rate                                                $  19,858

      Total Salary & Fringe                                     $ 103,992

Direct Coals
Suppliers
      Chemicals                                    $  5,294
      Biochemicals                                 $  6,353
      Racfiosdopas                                 $  3,176
      Photographic                                 $  1,059
      Disposables                                  $  5,294
                                                                $  21,175

Other Expenses
      Communications                               $  1,426
      Equip. Maintenance                           $  3,137
      Publications                                 $    503
      Journals & books                             $    252
      Miscellaneous                                $    288

                                                                $   5,587

Total Direct Costs                                              $ 130,754

Indirect Costs                        67.5%                        88,259

Total Direct and Indirect Costs                                 $ 219,013